UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2016
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K of The Brink’s Company (the “Company”), originally filed on January 5, 2016 (the “Initial Filing”). The Initial Filing reported, among other things, the appointment, effective January 3, 2016, of Ian D. Clough, Peter A. Feld and George I. Stoeckert as directors of the Company and the appointment of Mr. Feld as chair of the Corporate Governance and Nominating Committee, and as a member of each of the Finance and Strategy Committee of the Board of Directors (the "Board") and the Compensation and Benefits Committee of the Board. This Form 8-K/A is being filed solely to report the additional Board committees to which each of Messrs. Clough and Stoeckert were appointed effective January 11, 2016. Other than the additional information supplied by this amendment, no changes are being made to the Initial Filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 11, 2016, the Board of Directors (the “Board”) of The Brink’s Company appointed Ian D. Clough as a member of the Board’s Audit and Ethics Committee and Compensation and Benefits Committee.

Effective January 11, 2016, the Board of Directors (the “Board”) of The Brink’s Company appointed George I. Stoeckert as a member of the Board’s Audit and Ethics Committee, Corporate Governance and Nominating Committee, and Finance and Strategy Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: January 11, 2016	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

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